Exhibit 10.2

343 Sui Zhou Zhong Road, Suining, Sichuan Province, P.R. China

Mr. Jiayin Wang
Suining, Sichuan Province
People’s Republic of China
September 29, 2010

Dear Mr. Weihai Liu:

It is a pleasure to offer you the position of Chief Financial Officer for China Health Resource, Inc. (“CHRI” or the “Company”) reporting to the Board of Directors.

Salary
You will receive an annual base salary of RMB 80,000, (approximately US $11,941). You will be eligible to participate periodic stock grants and incentive plans for which you are eligible.  In addition, you will participate in all of the Company’s employee benefits, benefit plans and programs for which you are eligible pursuant to their terms.

We are all excited about the opportunity to work under your leadership.

Sincerely,

/s/ Jiayin Wang
Jiayin Wang, Chief Executive Officer
China Health Resource, Inc.

I accept the above terms of employment as stated:

/s/ Weihai Liu	September 29, 2010
Weihai Liu	Date

Approved by Company
(Following receipt of signed acceptance by employee)

/s/ Jiayin Wang	September 29, 2010
Jiayin Wang, Chief Executive Officer	Date